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                                                                       EXHIBIT 1


                              AGREEMENT TO REDUCE
                          DIVIDEND AND INTEREST RATES


This Agreement is made as of January 1, 1994, by and among First Independence Corporation ("FIC"), a one bank holding company organized under the laws of the State of Michigan, and all the various holders of Senior Capital Notes (six holders) issued by First Independence Corporation ("FIC"), which currently bear interest at 9% per year, and FIC's Class A (two holders) and Class B Preferred Stock (two holders) (together all the holders are herein called "Holders").
The Holders, along with identification of the FIC securities they hold, and the dates they signed this agreement, are listed on the signature page(s) attached hereto.


RECITALS:

A. FIC has not paid dividends on the Preferred Stock since September 15, 1990 and has not paid interest on the Senior Notes since December 15, 1990. $500,000 of the Senior Notes were issued in 1991 and no interest has been paid on them since they were issued.

B. FIC has received from each of the Holder waivers (not forgiveness) of prior defaults and of future defaults through December 31, 1995 (except that one of the Holders has waived future defaults through December 31, 1994 and will be asked to waive through December 31, 1995).

C. FIC has asked the Holders, among other things, to agree to a reduction in the rates of interest and dividends on the Senior Notes and Preferred Stock, respectively, and the Holders are willing to do so, subject to the terms and conditions of this Agreement.


AGREEMENT:

The parties each agree as follows, in consideration of each of the others' agreements herein and for the benefit of FIC:

1. The Holders of the Senior Notes agree that the interest rate of the Senior Notes shall be reduced from 9% to 6% per year, notwithstanding any prior agreement to the contrary, effective as of January 1, 1994. The Holders of the Preferred Stock (Class A and Class B) agree that the cumulative preferred dividend stated in such stock shall be reduced from 6% to 4.75% per year.
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2.       Each of the Holders of Preferred Stock hereby consents in lieu of a meeting to, and grants to Richard Shealey its irrevocable proxy to vote all of such Holder's shares of Preferred Stock at any duly called shareholders meeting in favor of, the amendment of section 3.1 (c) of the Articles of Incorporation of FIC to refer to state that the cumulative preferred dividend will be 4.75% instead of the present 6%.

3. This agreement shall become binding on the date the last party hereto signs this agreement. On that date, effective as of January 1, 1994, the Senior Notes shall bear interest at the rate of 6% per year and the Preferred Stock (Class A and Class B) shall accrue dividends at the rate of 4.75% per year, notwithstanding the language of the Notes or Preferred Stock then actually held by the Holders or the language then in the Articles of Incorporation of FIC. Each party, including FIC, agrees to take such steps as may be useful or necessary in order to better evidence the changes in the rates of the Senior Notes and the Preferred Stock.

4. This agreement may be signed in counterparts and all of them, taken together, shall have the same effect as one original.

In Witness whereof, each party has signed this agreement on the date set forth below the signature of its authorized agent or officer.

                               SENIOR NOTEHOLDERS


FIRST INDEPENDENCE CORPORATION                    BLUE CROSS/BLUE SHIELD OF
                                                  MICHIGAN $400,000


By _______________________                        By ______________________
Its ____________________                          Its ____________________

Date: ______________, 1994                        Date: _____________, 1994


CLASS A PREFERRED STOCKHOLDERS

SBA, RECEIVER FOR ICAC                             DEARBORN CAPITAL CORPORATION
3,000 shares                                       $100,000


By _______________________                        By ______________________
Its ____________________                          Its ____________________

Date: ______________, 1994                        Date: _____________, 1994

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                              AGREEMENT TO REDUCE
                          DIVIDEND AND INTEREST RATES

                          (Signature Page, continued)



TOWER VENTURES, INC.                                TOWER VENTURES, INC.
1,000 shares                                        $100,000


By _______________________                        By ______________________
Its ____________________                          Its ____________________

Date: ______________, 1994                        Date: _____________, 1994



CLASS B PREFERRED STOCKHOLDERS                      NOTEHOLDERS (CONT'D)

DEARBORN CAPITAL CORPORATION                        MOTOR ENTERPRISES, INC.
2,000 shares                                        $100,000

By _______________________                        By ______________________
Its ____________________                          Its ____________________

Date: ______________, 1994                        Date: _____________, 1994



HUDSON-WEBBER FOUNDATION                                 G-TECH INCORPORATED
    1,200 shares                                         $100,000

By _______________________                        By ______________________
Its ____________________                          Its ____________________

Date: ______________, 1994                        Date: _____________, 1994



                                                    AUTO CLUB OF MICHIGAN, INC.
                                                    $100,000

                                                  By ______________________
                                                  Its ___________________

                                                  Date: _____________, 1994